Exhibit 99.1

Greencity Acquisition Corporation Shareholders Approve Extension of Deadline to Consummate Business Combination

Shanghai, China, October 28, 2022/PRNewswire - Greencity Acquisition Corporation (the “Company” or “Greencity”) (NASDAQ:GRCY) today announced that on October 28, 2022 the Company held an Annual General Meeting of its shareholders (the “Meeting”) at which time the shareholders voted to extend the date (the “Extension”) by which Greencity has to consummate a business combination from October 28, 2022 to April 28, 2023. The holders of 3,506,907 of the Company’s ordinary shares present and entitled to vote at the Meeting, constituting 100% of ordinary shares present, voted in favor of the Extension. The Company will be promptly filing an appropriate amendment to its Memorandum and Articles of Association with the Registrar of Companies in the Cayman Islands.

About Greencity Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus on businesses that have a connection to the Asian market.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the U.S. Securities and exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact:

Panyan Yu

Chief Financial Officer

Greencity Acquisition Corporation

Tel: (+86) 1568936452

Email: yupanyan@grcyu.com